BIOATLA REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

AND HIGHLIGHTS RECENT PROGRESS

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Ozuriftamab vedotin (CAB-ROR2-ADC) Phase 2 data in squamous cell carcinoma of the head and neck (SCCHN) showed multiple confirmed responses and manageable safety profile; anticipate FDA meeting for SCCHN potential registrational trial in 2H 2024

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Evalstotug (CTLA-4 antibody) Phase 1 study progressing well, anticipate clearing dose-limiting toxicity (DLT) observation period with 1 gram (14.2 mg/kg) in 2Q 2024 and initial Phase 2 monotherapy data readout on track for 2Q 2024 and in combination with pembrolizumab in 2H 2024; anticipate FDA meeting for first-line, metastatic or unresectable, BRAF-mutated melanoma potential registrational trial in 2H 2024

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Mecbotamab vedotin (CAB-AXL-ADC) initial 20 patients in Phase 2 potentially registrational study in undifferentiated pleomorphic sarcoma (UPS) enrolled; anticipate FDA meeting to discuss remaining portion of the trial in 2H 2024

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CAB-EpCAM x CAB-CD3 (BA3182) Phase 1 dose-escalation data readout and potential initiation of Phase 2 study expected in 2H 2024

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CAB-Nectin4-ADC (BA3361) FDA IND clearance in May

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Cash balance of $80.6 million as of March 31, 2024 is expected to fund operations into 2H 2025

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Management to host conference call and webcast today at 4:30 PM Eastern Time

SAN DIEGO, May 14, 2024 – BioAtla, Inc. (Nasdaq: BCAB), a global clinical-stage biotechnology company focused on the development of Conditionally Active Biologic (CAB) antibody therapeutics for the treatment of solid tumors, today announced its financial results for the first quarter ended March 31, 2024, and provided highlights on its clinical programs.

“We have had a productive start to the year, highlighted by positive clinical responses and a manageable safety profile observed with our CAB Phase 2 assets, including ozuriftamab vedotin and evalstotug. In particular, we are encouraged to see multiple responses with single agent ozuriftamab vedotin in a difficult to treat head and neck cancer population with a median of 3 prior lines of therapy and intend to schedule a meeting with the FDA later this year for a potential randomized registrational trial in this indication,” said Jay M. Short, Ph.D., Chairman, Chief Executive Officer and co-founder of BioAtla, Inc. “We also continue to be encouraged with the early clinical profile being observed with evalstotug across multiple solid tumors and will be seeking FDA guidance on a potentially registrational study in first-line, metastatic or unresectable, BRAF-mutated melanoma in the second half of this year. As we near completion of several of our Phase 2 clinical trials, we remain well-positioned to deliver on multiple important milestones throughout the remainder of the year.”

Key Developments, Operational Updates and Upcoming Milestones

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Phase 2 Trials of ozuriftamab vedotin, CAB-ROR2-ADC in treatment-refractory SCCHN (NCT05271604) and treatment-refractory melanoma (NCT03504488)
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SCCHN patients (n=33) dosed at the 1.8 mg/kg 2Q3W (n=21) and Q2W (n=12) regimens; 29 evaluable patients (median 3 prior lines of treatment):
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To date, a total of 11 responses at the combined 2Q3W and Q2W dose regimens (5 confirmed, including 1 complete response)
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Among the 5 confirmed and 6 unconfirmed responders, the median number of prior treatments was 2 and 3, respectively, indicating that less heavily pretreated responders were generally more likely to receive confirmational scans
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Disease Control Rate (DCR) is 86%
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Anticipate FDA meeting in 2H 2024 for potential registrational trial in SCCHN
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Melanoma patients (n=29) dosed at the 1.8 mg/kg Q2W regimen (1 received 3 mg/kg Q3W in phase 1); 27 evaluable patients (median 2 prior lines of treatment).
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To date, a total of 5 responses (2 confirmed, including 1 complete response)
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DCR is 67%
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Ozuriftamab vedotin continues to have a manageable safety profile with no new safety signals observed
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Phase 1/2 dose-escalation trial of evalstotug, CAB-CTLA-4 (NCT05180799) across multiple solid tumor types responsive to CTLA-4
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Phase 1 study
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Meaningful antitumor activity at 350 mg dose in combination with PD-1 inhibitor; new PR reported in a patient with metastatic melanoma
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Evolving safety data are consistent with what was previously reported with low incidence of immune mediated adverse events
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Phase 1 data to be presented at upcoming ASCO Annual Meeting in June
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Anticipate clearing DLT observation period at 1 gram (14.2 mg/kg for 70 kg person) in 2Q 2024
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Initial Phase 2 monotherapy data readout in approximately 20 patients with two scans in treatment-refractory solid tumors at 350 mg or 700 mg (5 or 10 mg/kg for 70 kg person, respectively) on track for 2Q 2024
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Currently enrolling first-line melanoma and first-line NSCLC patients at 700 mg (10 mg/kg for 70 kg person) in combination with pembrolizumab and in combination with pembrolizumab plus chemotherapy, respectively; on track for data readout in 2H 2024
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Anticipate FDA meeting in 2H 2024 for potential registrational trial in first-line, metastatic or unresectable, BRAF-mutated melanoma
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Phase 2 Trials of mecbotamab vedotin, CAB-AXL-ADC:
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UPS (NCT03425279) ongoing potentially registrational trial
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Completed enrollment of initial 20 patients at 1.8 mg/kg 2Q3W regimen with encouraging compliance and manageable safety
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Anticipate meeting with the FDA for guidance on the remaining portion of the potentially registrational trial in 2H 2024
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NSCLC (NCT04681131)
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Dosed 33 target-agnostic patients at the 1.8 mg/kg 2Q3W regimen across squamous and non-squamous patients

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Study remains on track to evaluate initial clinical benefit in the target-agnostic, non-squamous, EGFR wild-type patient population in 2Q 2024
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Phase 1/2 dose-escalation for CAB-EpCAM x CAB-CD3 TCE (BA3182, NCT05808634)
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On track for full dataset readout of Phase 1 study in 2H 2024
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Potential initiation of Phase 2 study in 2H 2024
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Anti-Nectin-4-ADC (BA3361)
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FDA IND clearance
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BA3361 is the first CAB molecule containing one of BioAtla’s novel NextGen ADC glyco-linkers with highly improved stability and tumor specific payload release.

First Quarter 2024 Financial Results

Research and development (R&D) expenses were $18.9 million for the quarter ended March 31, 2024 compared to $21.7 million for the same quarter in 2023. The decrease of $2.8 million was primarily due to the completion of pre-clinical development related to our Nectin-4 IND and prioritization of our clinical programs during 2023. We expect our R&D expenses to continue to decrease overall in the near-term due to recently completed enrollment in clinical trials for data sets expected to enable potentially registrational trials for our ADC programs, ozuriftamab vedotin and mecbotamab vedotin.

General and administrative (G&A) expenses were $5.6 million for the quarter ended March 31, 2024 compared to $7.2 million for the same quarter in 2023. The $1.6 million decrease was primarily due to lower stock-based compensation and professional fees.

Net loss for the quarter ended March 31, 2024 was $23.2 million compared to a net loss of $27.5 million for the same quarter in 2023.

Net cash used in operating activities for the quarter ended March 31, 2024 was $30.8 million compared to net cash used in operating activities of $22.7 million for the same period in 2023. Cash used for the quarter ended March 31, 2024 included approximately $5.0 million in annual payments that typically only occur during our first fiscal quarter. We expect our operating cash burn to be approximately $20 million for the quarter ending June 30, 2024, and to continue to decrease in the second half of the year as we complete treatments and report findings in several of our ongoing ADC clinical trials.

Cash and cash equivalents as of March 31, 2024 were $80.6 million, compared to $111.5 million as of December 31, 2023. We expect our current cash and cash equivalents will be sufficient to fund operations into the second half of 2025.

First Quarter 2024 Conference Call and Webcast Details

The management of BioAtla, Inc. will host a conference call and webcast for the investment community today, May 14, 2024, at 4:30 pm Eastern Time. A live webcast may be accessed here:

https://viavid.webcasts.com/starthere.jsp?ei=1665384&tp_key=d63cb7a0e8. The conference call can be accessed by dialing toll-free (877) 425-9470 or (201) 389-0878 (international). The passcode for the conference call is 13745807.

A replay of the webcast and slides with topline interim clinical data referenced on the call will be available through “Events & Presentations” in the Investors section of the company’s website after the conclusion of the presentation and will be archived on the BioAtla website for one year.

About Mecbotamab Vedotin (BA3011)

Mecbotamab vedotin, CAB-AXL-ADC, is a conditionally and reversibly active antibody drug conjugate targeting the receptor tyrosine kinase AXL. This Phase 2 stage clinical asset is targeting multiple solid tumor indications, including the treatment of soft tissue and bone sarcoma and non-small cell lung cancer (NSCLC) patients who have previously progressed on PD-1/L1, EGFR or ALK inhibitor therapies. The Office of Orphan Products Development (OOPD) at FDA granted Orphan Drug Designation to mecbotamab vedotin for the treatment of soft tissue sarcoma.

About Ozuriftamab Vedotin (BA3021)

Ozuriftamab vedotin, CAB-ROR2-ADC, is a conditionally and reversibly active antibody drug conjugate directed against ROR2, a receptor tyrosine kinase that is overexpressed across many different solid tumors including lung, head and neck, melanoma and breast. This Phase 2 stage clinical asset is targeting multiple solid tumor indications, including melanoma patients who have previously progressed on PD-1/L1 therapy and SCCHN patients who have previously progressed on PD-1/L1 therapies with or without platinum chemotherapy.

About Evalstotug (BA3071)

Evalstotug, is a CAB anti-CTLA-4 antibody that is being developed as an immuno-oncology agent with the goal of delivering efficacy at least comparable to the approved anti-CTLA-4 antibodies, but with lower toxicities due to the CAB's tumor microenvironment-restricted activity. This may enable safer anti-CTLA-4 antibody combination therapies, such as with anti-PD-1 antibody checkpoint inhibitors, and potentially broaden the patient population tolerant to combination therapy and deliver greater efficacy. Like our other CAB candidates, this Phase 2 clinical asset is designed to be conditionally and reversibly active in the tumor microenvironment. Evalstotug is being developed as a potential therapeutic for multiple solid tumor indications that are known to be responsive to CTLA-4 treatment in combination with a PD-1 blocking agent.

About BA3182

BioAtla is developing BA3182 as a potential anticancer therapy for patients with advanced adenocarcinoma. BA3182 is a (CAB) EpCAM x (CAB) CD3 bispecific T cell engager antibody that contains two binding sites for EpCAM and two binding sites for CD3ε. The binding sites for EpCAM and CD3ε have been designed to bind their respective targets specifically and reversibly under the conditions found in the tumor microenvironment (TME) and to have reduced binding outside of the TME. The CAB selective binding to both the CAB EpCAM and CAB CD3ε arms are required to activate the T cell engagement against the tumor, thus enabling the combined selectivity of each CAB binding arm in the bispecific antibody. BioAtla continues to advance the ongoing Phase 1 study to evaluate the safety, pharmacokinetics, and efficacy of BA3182 in advanced adenocarcinoma patients.

About BA3361

BA3361, CAB-Nectin4-ADC, is a conditionally and reversibly active antibody drug conjugate directed against Nectin4, a cell-cell adhesion molecule overexpressed in multiple human malignancies. The Nectin4-binding domains of BA3361 have been optimized for binding under tumor microenvironment (TME) conditions and reduced binding under normal physiological conditions. BA3361 is the first molecule containing one of BioAtla’s novel NextGen ADC glyco-linkers with highly improved stability and tumor specific payload release. BA3361 demonstrated complete tumor regression observed in several cell line derived xenograft models, superior efficacy to an enfortumab vedotin analogue in a patient-derived xenograft pancreatic cancer model, and reduced toxicity through CAB selectivity.

About BioAtla®, Inc.

BioAtla is a global clinical-stage biotechnology company with operations in San Diego, California, and in Beijing, China through our contractual relationship with BioDuro-Sundia, a provider of preclinical development services. Utilizing its proprietary Conditionally Active Biologics (CAB) technology, BioAtla develops novel, reversibly active monoclonal and bispecific antibodies and other protein therapeutic product candidates. CAB product candidates are designed to have more selective targeting, greater efficacy with lower toxicity, and more cost-efficient and predictable manufacturing than traditional antibodies. BioAtla has extensive and worldwide patent coverage for its CAB technology and products with greater than 765 active patent matters, more than 485 of which are issued patents. Broad patent coverage in all major markets include methods of making, screening and manufacturing CAB product candidates in a wide range of formats and composition of matter coverage for specific products. BioAtla has two first-in-class CAB programs currently in Phase 2 clinical testing, mecbotamab vedotin, mecbotamab vedotin, a novel conditionally active AXL-targeted antibody-drug conjugate (CAB-AXL-ADC), and ozuriftamab vedotin, a novel conditionally active ROR2-targeted antibody-drug conjugate (CAB-ROR2-ADC). The Phase 2 stage CAB-CTLA-4 antibody, BA3071, is a novel CTLA-4 inhibitor designed to reduce systemic toxicity and potentially enable safer combination therapies with checkpoint inhibitors such as anti-PD-1 antibody. The company’s first dual CAB bispecific T-cell engager antibody, BA3182, is currently in Phase 1 development. BA3182 targets EpCAM, which is highly and frequently expressed on many adenocarcinomas while engaging human CD3 expressing T cells. BioAtla has an FDA-cleared IND for its next-gen CAB-Nectin4-ADC, BA3361, the Company’s first glycoconjugate. To learn more about BioAtla, Inc. visit www.bioatla.com.

Forward-looking statements

Statements in this press release contain "forward-looking statements" that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "expect," "believe," "will," "may," "should," "estimate," "project," "outlook," "forecast" or other similar words. Examples of forward-looking statements include, among others, statements we make regarding our business plans and prospects and whether our clinical trials will support registration; plans to form collaborations and other strategic partnerships for selected assets; achievement of milestones; results, conduct, progress and timing of our research and development programs and clinical trials; expectations with respect to enrollment and dosing in our clinical trials, plans and expectations regarding future data updates, clinical trials, regulatory meetings and regulatory submissions; the potential regulatory approval path for our product candidates; expectations about the sufficiency of our cash and cash equivalents to fund operations; and expectations regarding R&D expenses and cash burn. Forward-looking statements are based on BioAtla's current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: potential delays in clinical and pre-clinical trials; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, or regulatory approval dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; whether regulatory authorities will be satisfied with the design of and results from the clinical studies or take favorable regulatory actions based on results from the clinical studies; our dependence on the success of our CAB technology platform; our ability to enroll patients in our ongoing and future clinical trials; the successful selection and prioritization of assets to focus development on selected product candidates and indications; our ability to form collaborations and partnerships with third parties and the success of such collaborations and partnerships; our reliance on third parties for the manufacture and supply of our product candidates for clinical trials; our reliance on third parties to conduct our clinical trials and some aspects of our research and preclinical testing; potential adverse impacts due to any resurgence of COVID-19 and its variants; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 26, 2024 and our other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and BioAtla undertakes no duty to update such information except as required under applicable law.

Internal Contact:

Richard Waldron

Chief Financial Officer

BioAtla, Inc.

rwaldron@bioatla.com

858.356.8945

External Contact:
Bruce Mackle

LifeSci Advisors, LLC

bmackle@lifesciadvisors.com

BioAtla, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share data)

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development expense	$18,852	$21,697
General and administrative expense	5,605	7,233
Total operating expenses	24,457	28,930
Loss from operations	(24,457)	(28,930)
Other income:
Interest income	1,223	1,480
Other expense	—	(10)
Total other income	1,223	1,470
Net loss and comprehensive loss	$(23,234)	$(27,460)
Net loss per common share, basic and diluted	$(0.48)	$(0.58)
Weighted-average shares of common stock outstanding, basic and diluted	48,087,460	47,578,418

BioAtla, Inc.

Condensed Consolidated Balance Sheets Data

(in thousands)

	March 31, 2024	December 31, 2023
	(unaudited)
Cash and cash equivalents	$80,630	$111,471
Total assets	89,197	119,658
Total current liabilities	19,260	28,344
Total liabilities	39,481	48,986
Total stockholders’ equity	49,716	70,672
Total liabilities and stockholders’ equity	89,197	119,658